CUSIP NO. 001744101              Schedule 13G                      Page 22 of 22


                                                                       EXHIBIT 2
                                                                       ---------


              IDENTITY OF MEMBERS OF THE GROUP FILING THIS SCHEDULE



HWH Capital Partners, L.P.

HWH Nightingale Partners, L.P.

HWP Nightingale Partners II, L.P.

HWP Capital Partners II, L.P.

HWH, L.P.

HWH Nightingale, L.P.

HWP Nightingale II, L.P.

HWP II, L.P.

HWH Incorporated

HWH Nightingale, L.L.C.

HWP Nightingale II, LLC

HWP II, LLC

Robert B. Haas